CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
                    REPORTS SECOND QUARTER FINANCIAL RESULTS

            -- 8.3% Increase in Cash Available for Distribution on a
                           Diluted per Share Basis --


New York, NY - August 12, 2003 - Charter Municipal Mortgage Acceptance Company ("CharterMac" or the "Company") (AMEX: CHC) today announced financial results for the second quarter ended June 30, 2003.

Financial Highlights

For the three months ended June 30, 2003, CharterMac had total revenues of approximately $33.2 million, representing an increase of approximately 18.3% as compared to total revenues of approximately $28.1 million for the three months ended June 30, 2002.

For the three months ended June 30, 2003, CharterMac had net income applicable to shareholders of approximately $16.7 million, representing an increase of approximately 31.0% as compared to net income applicable to shareholders of approximately $12.8 million for the three months ended June 30, 2002. On a diluted per share basis, net income applicable to shareholders was $0.37 for the three months ended June 30, 2003, representing an increase of approximately 23.3% as compared to net income applicable to shareholders of $0.30 per share for the three months ended June 30, 2002.

For the three months ended June 30, 2003, CharterMac's Cash Available for Distribution ("CAD") applicable to shareholders, a performance measure, was approximately $17.6 million, representing an increase of approximately 14.4% as compared with approximately $15.4 million for the three months ended June 30, 2002. On a diluted per share basis, CAD applicable to shareholders was $0.39 for the three months ended June 30, 2003, representing an increase of approximately 8.3% as compared to CAD applicable to shareholders of $0.36 for the three months ended June 30, 2002.

CharterMac's present quarterly dividend on an annualized basis is $1.30 per share, which represents an approximate 7.11% yield based upon the $18.29 per share closing price on August 11, 2003. The second quarter per share dividend to common shareholders of $0.325 represents a payout ratio of 83.3% of CAD for the quarter. Assuming the Company's income during the year continues to be approximately 96% exempt from Federal income tax and a shareholder is in a 38.6% tax bracket, the taxable equivalent yield would be approximately 11.40%.

Portfolio Activity

During the first six months of 2003, CharterMac invested in approximately $145.7 million of revenue bonds and other investments secured by over 2,700 units of affordable multifamily housing. Second quarter investments included revenue bonds secured by multifamily apartment complexes in Georgia, Iowa, Mississippi, Missouri, Nebraska, Oklahoma, Texas, and Washington.

As of June 30, 2003, CharterMac's revenue bond portfolio was comprised of 224 bonds with a carrying value of approximately $1.7 billion. CharterMac's tax-exempt first mortgage revenue bonds had a weighted average interest rate of 7.06%, a weighted average maturity of 37 years, and a weighted average pre-payment lockout of 15 years.

Subsequent to the close of the second quarter, CharterMac has invested in an additional $74.7 million of revenue bonds secured by over 1,900 units of affordable multifamily housing. In addition, CharterMac has provided approximately $2.4 million in additional fundings to previously acquired bonds and has committed to one future funding obligation of $16.1 million.

During the second quarter of 2003, six revenue bonds with a carrying value of approximately $39.7 million were repaid.

"CharterMac had a very solid quarter for revenue bond acquisitions," commented Stuart Boesky, President and Chief Executive Officer of CharterMac. "Year to date, our acquisition volume is over $236 million, which is ahead of our origination volume at this point last year. We are confident that we will reach our origination goals for 2003."

PW Funding Originations

CharterMac's subsidiary, PW Funding Inc. ("PWF"), originated approximately $171.7 million of loans during the three months ended June 30, 2003, bringing PWF's loan origination total for the first six months of the year to approximately $300 million. Effective April 1, 2003, PWF took on the day-to-day responsibility of a $597 million portfolio of loans subserviced by CreditRe Mortgage Servicing Company, L.L.C. ("CMC"), an affiliate of The Related Companies L.P. As of June 30, 2003, PWF's total servicing portfolio was approximately $3.9 billion, including the CMC portfolio.

During the second quarter of 2003, PWF expanded its product offerings with its participation in two recently introduced Fannie Mae loan programs. In May, PWF was the first DUS lender to rate-lock a loan under Fannie Mae's new "Extended Maturity Option" for conventional DUS(TM)fixed-rate balloon mortgages, or "Extended Maturity Loans." The new program, which gives borrowers an option at the end of the balloon period to convert a loan to a one-year, London Inter-Bank Offer Rate ("LIBOR")-based adjustable rate loan, provides for more efficient pricing of a standard fixed-rate term loan with an optional one-year floating rate period, during which there is no prepayment premium. Also during the second quarter, PWF closed its first transaction under Fannie Mae's recently launched DUS Early Rate Lock(TM) program, which has been enhanced to benefit developers through the increase of loan terms from 120 days to 270 days.

Management Conference Call

Management will conduct a conference call today to review the Company's second quarter financial results for the period ended June 30, 2003. The conference call is scheduled for 11:00 a.m. Eastern Time on Tuesday, August 12, 2003. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 289-0544. For interested individuals unable to join the conference call, a replay of the call will be available through Saturday, August 16, 2003, at (888) 203-1112 (Passcode 467741) or on our website, www.chartermac.com, through Tuesday, August 26, 2003.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, which is available in the Investor Relations section of the CharterMac website at www.chartermac.com.

About the Company

CharterMac is one of the nation's leading full-service multifamily finance companies, providing capital solutions to developers and owners of multifamily rental housing throughout the country. CharterMac's current revenue bond portfolio includes direct and indirect interests in revenue bonds secured by over 33,800 units of multifamily housing in 25 states and the District of Columbia.

For more information, please visit CharterMac's website at www.chartermac.com or contact the Shareholder Services Department directly at (800) 831-4826.

         CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                         ==================     ===============
                                              June 30,            December 31,
                                                2003                  2002
                                         ------------------     ---------------
                                            (Unaudited)
ASSETS
Revenue bonds - at fair value                $1,677,287            $1,579,590
Other investments                                39,963                44,096
Mortgage servicing rights                        34,220                35,595
Cash and cash equivalents                       108,459                55,227
Cash and cash equivalents - restricted            5,603                 5,257
Interest receivable - net                         9,486                 9,020
Promissory notes and mortgages receivable        12,449                53,278
Deferred costs - net of amortization of
  $10,588 and $8,451                             52,494                48,693
Goodwill                                          4,857                 4,793
Other intangible assets - net of
  amortization of $1,985 and $1,750              11,080                11,316
Other assets                                      3,930                 6,003
                                             ----------            ----------

Total assets                                 $1,959,828            $1,852,868
                                             ==========            ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Financing arrangements                    $   780,489           $   671,659
  Notes payable                                  63,108                68,556
  Interest rate hedges                            4,493                 5,504
  Accounts payable, accrued expenses and
    other liabilities                            15,016                32,378
  Deferred income                                10,600                 8,998
  Due to Manager and affiliates                   3,520                 4,126
  Deferred tax liability                          8,770                10,790
  Distributions payable                          19,391                19,020
                                             ----------            ----------
Total liabilities                               905,387               821,031
                                             ----------            ----------

Preferred shares of subsidiary (subject
  to mandatory repurchase)                      273,500               273,500
                                             ----------            ----------

Minority interest in consolidated subsidiary      5,459                 4,822
                                             ----------            ----------

Commitments and contingencies

Shareholders' equity:
  Beneficial owners' equity - convertible CRA
    share-holders  (3,835,002 shares, issued
    and outstanding in 2003 and 2002,
    respectively)                                58,510                58,174
  Beneficial owner's equity-Manager               1,128                 1,126
  Beneficial owners' equity-other common
    shareholders (100,000,000 shares
    authorized; 41,303,661 issued and
    41,295,261 outstanding and 41,168,618
    shares issued and 41,160,218 outstanding
    in 2003 and 2002, respectively)             609,643               604,496
  Treasury shares of beneficial interest
    (8,400 shares)                                 (103)                 (103)
  Accumulated other comprehensive income        106,304                89,822
                                             ----------            ----------
Total shareholders' equity                      775,482               753,515
                                             ----------            ----------

Total liabilities and shareholders' equity   $1,959,828            $1,852,868
                                             ==========            ==========

         CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in thousands except per share amounts)
                                   (Unaudited)


                                         ======================================
                                                   Three Months Ended
                                                        June 30,
                                         ---------------------------------------
                                                2003                 2002
                                         ------------------     ---------------
Revenues:
  Interest income:
   Revenue bonds                             $   26,925           $   22,025
   Other interest income                            819                1,423
   Promissory notes                                 100                  160
  Mortgage banking fees                           1,233                1,394
  Mortgage servicing fees                         2,240                2,009
  Other income                                    1,891                1,049
                                             ----------           ----------
  Total revenues                                 33,208               28,060
                                             ----------           ----------

Expenses:
  Interest expense                                4,887                3,014
  Recurring fees - securitizations                1,019                  751
  Bond servicing                                  1,047                  878
  General and administrative                      4,888                5,953
  Depreciation and amortization                   2,915                1,760
                                             ----------           ----------
   Total expenses                                14,756               12,356
                                             ----------           ----------

Income before gain on repayment of
  revenue bonds, sales of loans and
  equity in earnings of ARCap                    18,452               15,704

Equity in earnings of ARCap                         555                  563
Gain on sale of loans                               411                3,119
Gain on repayment of revenue bonds                2,652                  222
                                             ----------           ----------
Income before allocation to preferred
  shareholders of subsidiary and minority
  interest                                       22,070               19,608
Income allocated to preferred shareholders
  of subsidiary                                  (4,725)              (4,053)
Income allocated to minority interest                67                   49
                                             ----------           ----------
Income before benefit (provision) for
  income taxes                                   17,412               15,604
Benefit (provision) for income taxes                788               (1,457)
                                             ----------           ----------
Net Income                                   $   18,200           $   14,147
                                             ==========           ==========

Allocation of net income to:
  Special distribution to Manager            $    1,459           $    1,240
                                             ==========           ==========
  Manager                                    $        1           $      129
                                             ==========           ==========
  Common shareholders                        $   15,316           $   12,234
  Convertible CRA shareholders                    1,424                  544
                                             ----------           ----------
    Total for shareholders                   $   16,740           $   12,778
                                             ==========           ==========

Net income per share
  Basic & diluted                            $     0.37           $     0.30
                                             ==========           ==========

Weighted average shares outstanding
  Basic                                      45,090,477           43,035,102
                                             ==========           ==========
  Diluted                                    45,130,042           43,107,175
                                             ==========           ==========

    Reconciliation of Net Income to Cash Available for Distribution ("CAD")
                (Dollars in thousands except per share amounts)
                                   (Unaudited)



                                         ======================================
                                                   Three Months Ended
                                                        June 30,
                                         ---------------------------------------
                                                2003                 2002
                                         ------------------     ---------------
Net income allocable to shareholders         $   16,740       $   12,778
   Revenues - amortization                          443              527
   LIHTC guarantee fee                             (684)              --
   Construction servicing fees                    1,713              475
   Straight line yield                              (96)             310
   Expenses - amortization                        2,915            1,760
   Net gain on sale of loans and repayment
     of revenue bonds                            (3,766)          (2,453)
   Tax adjustment                                  (788)           1,457
Other, net                                        1,126              528
                                             ----------       ----------
CAD (A)                                      $   17,603       $   15,382
                                             ==========       ==========


(A) CharterMac believes that Cash Available for Distribution ("CAD") is helpful to investors in measuring the performance of our Company. CAD represents net income (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains and losses or sales of loans or repayment of revenue bonds, impairment losses and the effect of straight line revenue recognition of interest income on revenue bonds with fixed changes in interest rates, plus depreciation and amortization, plus cash fees received but deferred in accordance with GAAP. Fees recognized for CAD but deferred for GAAP purposes are generally earned over a period of time in connection with certain of our product lines, such as credit enhancement and yield guarantees.

There is no generally accepted methodology for computing CAD, and the Company's computation of CAD may not be comparable to CAD reported by other companies. CAD does not represent net cash provided by operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's performance, as an alternative to net cash provided from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indication of our ability to make cash distributions.



Certain statements in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac's preliminary prospectus supplement dated July 24, 2003, in connection with its recent offering of Convertible Community Reinvestment Act Preferred shares, and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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